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                                                                   EXHIBIT 10.47

                               RESOLUTION NO. 92-7

            A RESOLUTION GRANTING A NON-EXCLUSIVE PERMIT TO BEACH CABLE, INC., TO LOCATE, CONSTRUCT, MAINTAIN AND OPERATE A TELEVISION CABLE DISTRIBUTION SYSTEM IN THE CITY OF PANAMA CITY BEACH, FLORIDA; AUTHORIZING THE USE, RIGHT, PRIVILEGE, POWER AND AUTHORITY TO CONSTRUCT, MAINTAIN AND OPERATE IN, OVER, ACROSS UNDER AND UPON THE PUBLIC STREETS, AVENUES, PARKWAYS, ALLEYS, SIDEWALKS AND PUBLIC GROUND THE NECESSARY EQUIPMENT FOR THE OPERATION OF A TELEVISION CABLE DISTRIBUTION SYSTEM IN THE CITY OF PANAMA CITY BEACH, FLORIDA, LEVYING A TAX OF THREE PERCENT (3%) OF THE GROSS RECEIPTS OF THE BUSINESS TO BE CONDUCTED PURSUANT TO THIS PERMIT; PROVIDING THAT THE PROVISIONS OF THIS ORDINANCE ARE SEVERABLE; AND RECITING THE EFFECTIVE DATE.

      BE IT RESOLVED BY THE PEOPLE OF THE CITY OF PANAMA CITY BEACH, FLORIDA:

      Section One: That a non-exclusive permit is hereby granted to Beach Cable, Inc., a Florida Corporation, whose mailing address is Post Office Box 2462 Panama City, FL 32402, and its assigns as hereinafter limited, (the "Permittee"), to locate, construct, maintain and operate a television cable distribution system ("Cable System") in the City of Panama City Beach, Florida (the "City"). This permit shall include, without limitation, the authority, right, privilege and power to construct, maintain and operate, in, over, under, across and upon the public streets, avenues, parkways, alleys, sidewalks and public grounds (the "Public Ways") the necessary equipment for the operation of a Cable System in the City.
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      Section Two: This permit shall be effective for a period of fifteen (15)
years following the effective date of this Resolution. Further, this permit shall be revocable at the pleasure of the City Commission for cause.

      Section Three: The Permittee shall not commence construction of any part of the Cable System, or any material alteration, extension or replacement thereof, until Permittee has submitted to the City (i) three (3) complete copies of Permittee's final detailed construction plans and specifications for the installation of that portion of the Cable System to be located in the Public Ways (including without limitation pavement cuts and bores) and for the repair and restoration of such Public Ways, and (ii) three (3) copies of a narrative generally but completely describing the type of delivery system and the components thereof, and such plans and specifications and narrative have been approved by the City. (Such plans and specifications and narrative, as approved by the City, together with such subsequent changes and modifications thereto as are specifically approved by the City, shall sometimes be hereinafter referred to as the "Plans and Specs.") Such approval shall not be unreasonably withheld. The failure of the City to object to the Plans and Specs within fifteen (15) days after the same are submitted to the City shall constitute approval thereof.

      Section Four: The Cable System constructed by Permittee pursuant to this permit shall be operational throughout the entire City and Permittee shall make equal and uniform cable television service available to the entire permit area. Construction of the


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entire Cable System shall be completed within eighteen (18) months from the date of commencement of construction; provided however that if at the end of that period Permittee shall demonstrate that the area being served by Permittee (i) is receiving equal and uniform service and (ii) contains a fair representation of overall city population density, then Permittee shall be entitled upon request to a six (6) month extension of said eighteen (18) month period. Permittee warrants that all work performed in connection with the construction of the cable system will be of good quality and in conformance with the Plans and Specs. Upon completion of construction of the Cable System, or any portion, replacement, alteration, or extension thereof, permittee shall promptly file three (3) copies of complete and accurate "as-built" plans identifying and locating those portions of the Cable System placed in the Public Ways. Permittee acknowledges that the City may require compliance with all terms and provisions hereof as if such alteration or addition were part of the original construction of the Cable System.

      Section Five: A final certificate of completion ("Final Certification of Completion") shall be issued by the City, as hereinafter provided, when:

            (a) The Cable System has been constructed in a good, workmanlike and durable manner, and all public ways and utilities have been returned to as orderly and well-maintained condition as before this permit was granted.

            (b)   Cable television service has been made available to


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      all property within the City on a non-discriminatory basis for immediate use by the owners or legal representative of the owners of such property; and

            (c) Complete and accurate "as-built" plans identifying and locating those portions of the Cable System placed in the Public Ways, have been filed by the Permittee with the City; and

            (d) Permittee asserts completion by filing with the City Manager a written notice of completion ("Notice of Completion") certifying under oath completion as defined in subpart (a) of this Section, above. Neither the Notice of Completion nor the statements, assertions or certifications contained therein shall be deemed to be binding upon the City.

      The City shall issue the Final Certificate of Completion or deny same with reasons therefor in writing within sixty (60) days after receipt of (i) the Notice of Completion, or (ii) the "as-built" plans, whichever is later.

      Section Six: Before commencing physical construction of the Cable System, Permittee shall file with the City, and maintain in full force and effect at all times thereafter, an acceptable corporate surety bond in the amount of One Hundred Thousand and No/100 Dollars ($100,000) issued by a surety licensed therefor in the State of Florida, or other security satisfactory to the City (such as a certificate of deposit or a letter of credit from a bank satisfactory to City), and conditioned upon Permittee's compliance with all the provisions of this permit, regardless of whether the


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permit is terminated, and payment of all damages, liquidated damages, delinquent permit fees, compensation, and costs of repairing or completing the Cable
System, and compensation, and, at the alternative option of the City, the cost of removal or abandonment of the System and repair of streets and other public or private improvements; said condition being a continuing obligation of the surety until the issuance by the City of the Final Certificate of Completion, at which time such bond or other security shall be released. The form of the bond or security and the surety shall be subject to the reasonable approval of the City.

      Neither the provisions of this Section, any bond accepted pursuant hereto, or any damages recovered thereunder, shall be construed to excuse the faithful performance and observance by Permittee of all the terms and conditions herein, or to limit the liability of the Permittee under this Permit.

      Section Seven: Upon acceptance of this Permit, Permittee shall furnish an unconditional guaranty executed by L. Charles Hilton, in form and substance satisfactory to the City, in its sole discretion, guaranteeing the timely and full performance of Permittee's obligation hereunder to complete construction of the entire Cable System in compliance with all terms, provisions and covenants of this permit, including an unconditional guarantee by the said L. Charles Hilton of the payment of all costs of construction of the Cable System and restoration of public ways and utilities.


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      Section Eight: The Permittee shall defend the City against all lawful suits, claims or demands for injury to any person or property alleged to be caused in whole or in part by the Permittee, its agents, servants, employees or independent contractors, in the construction, repair, maintenance, extension or operation of the Cable System or other of Permittee's property of any kind or character used in connection with this Permit; and in the event of a determination of liability of the Permittee, its agents, servants, employees or independent contractors, Permittee shall fully indemnify and hold the City harmless therefrom.

      Section Nine: The Permittee shall at all times make and keep complete detailed and current plats, maps and records showing the exact location of all Cable System equipment located and used by Permittee in the City.

      Section Ten: All of such installation of equipment when complete shall be of a durable nature, workmanlike, good and of sufficient height not to interfere in any manner with the rights of the public or individual property owners and shall not interfere with the travel and use of public places by the public. Construction, repair and removal shall not unreasonably obstruct nor impede traffic. The City reserves the right of reasonable regulation of the erection and construction of any work by the Permittee and to reasonably designate where such works and construction shall be placed. The Permittee agrees when requested by the City to make minor changes in its equipment to conform to the reasonably necessary requirements of small localized areas,


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such changes to be effected when so requested within a reasonable time.

      Section Eleven: The Permittee, in the location, construction, maintenance and operation of the aerial portion of said Cable System shall do so by means of the existing poles of the Gulf Power Company and Southern Bell Telephone and Telegraph Company, or other existing poles upon the public ways of the City, and Permittee shall not install any additional pole or poles unless such installation be first approved in writing by the City in its sole discretion. Permittee covenants and agrees to coordinate its activities with Gulf Power Company, Southern Bell Telephone & Telegraph Company, other utilities and the City in installing its cable and any other equipment or facilities, and will, prior to beginning work, advise the City of time of work and the exact location thereof. Permittee, in the installation of the underground portion of said Cable System shall notify the City not less than twenty four (24) nor more than seventy two (72) hours in advance of any payment cut and shall restore such pavement to its original condition. The City reserves the right to (i) refuse to allow Permittee to cut or break the pavement of new streets which, as a practical matter, cannot be restored to their original condition if cut, and
(ii) require that especially congested streets be cut or broken, and immediately repaired, during an uncongested period.

      Section Twelve: If the City or other person for any reason cuts, breaks or in any way interrupts Permittee's facilities or equipment or the signal furnished to its subscribers, Permittee


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will promptly repair the break or other interruption and promptly restore service, exercising utmost diligence in accomplishing such restoration, and the City shall incur no liability on account thereof whether such break or other interruption is caused by act or omission of the City or not.

      Section Thirteen: The Permittee shall have the right to operate a Cable System during the existence of this permit and shall have the right to extend its Cable System upon the streets, alleys, and public grounds of any addition or additions hereafter made to the City's corporate territory and to use the streets, alleys, and public grounds to continue to points beyond the corporate limits of said City.

      Section Fourteen: Prior to the issuance of the Final Certificate of Completion, Permittee shall have no right to assign this permit, and such attempted assignment shall ipso facto constitute a revocation of the permit for cause by the City. After issuance of the Final Certificate of Completion, the Permittee shall have the right to assign this permit, but only subject to, and after obtaining, the approval of the City.

      Section Fifteen: In the exercise of this permit, the Permittee may, with the consent of the owner, use the poles and other equipment of public utilities holding franchises in the City.

      Section Sixteen: The Permittee shall pay to the City, not later than the 10th of each and every month a sum equal to three percent (3%) of its gross receipts for the preceding month. No acceptance of any payment shall be construed as an accord that the


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amount paid is, in fact, the correct amount nor shall such acceptance of payment be construed as a release of any claim which the City may have for further or additional sums payable under this permit. Permittee acknowledges that implicit in this section is the right of the City at reasonable times upon reasonable notice to review and audit any and all books and records of Permittee relating to gross receipts of any nature whatsoever, and accordingly Permittee expressly agrees to retain or cause to be retained such books and records for a period of five (5) years from the date created.

      Section Seventeen: The provisions of this Resolution shall be construed to be severable and the holding of any provisions hereof invalid or unconstitutional shall in no wise effect the remaining portions of this Resolution.

      Section Eighteen: The Permittee shall, at its expense, promptly repair any and all streets, sidewalks and other public or private property damaged or destroyed in whole or in part by Permittee, its agents, servants or employees in exercising the privileges herein granted.

      Section Nineteen: During the period this permit is outstanding and unrevoked, the Permittee agrees to make available a channel for programs originated a Panama City Beach.

      Section Twenty: No failure by the City to insist on strict compliance with any condition or covenant of this permit shall constitute a waiver of such condition or covenant or preclude the City from thereafter declaring the failure of Permittee to comply


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with such condition or covenant to be a default hereunder.

      Section Twenty-One: This Resolution shall become effective upon acceptance in writing by Permittee (including the unconditional guarantee of L. Charles Hilton described herein), and if not so accepted within thirty (30) days after passage, shall expire.

      PASSED, APPROVED, AND ADOPTED, THIS 23rd DAY OF July, 1992.

ATTEST:                             CITY OF PANAMA CITY BEACH

/s/ Mark B. Schnitker               BY:/s/ Philip Griffitts
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      CITY CLERK                          MAYOR


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